SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report:       January 20, 1998

                             LIFE USA HOLDING, INC.
             (Exact name of registrant as specified in its charter)

          MINNESOTA                   0-18485                 41-1578384
  (State of Incorporation)    (Commission File Number)      (IRS Employer
                                                          Identification No.)

                      Suite 95, Interchange North Building
                              300 South Highway 169
                              Minneapolis, MN 55426
                    (Address of principal executive offices)

                                 (612) 546-7386
              (Registrant's telephone number, including area code)

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Item 5.       Other Events

In January 1998, six annuity policyholders commenced a lawsuit against the Registrant. The action is styled on behalf of the plaintiffs and on behalf of a class of policyholders who purchased annuity policies. The plaintiffs allege that they and other annuity policyholders have been damaged due to certain alleged misrepresentations and alleged inadequate disclosures. The case was commenced in the United States Court for the Eastern District of Pennsylvania. The Registrant expects to file a motion to transfer the case to the Minnesota Federal Court and make other possibly dispositive motions. Although the litigation is at an early stage, the Registrant believes the plaintiffs will not be able to substantiate their claims and the Registrant has meritorious defenses. The Registrant does not anticipate any material adverse financial result.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Life USA Holding, Inc.

Date:    January 20, 1998                         By   /s/ Mark A. Zesbaugh
                                                       --------------------
                                                       Mark A. Zesbaugh
                                                       Executive Vice President
                                                       Chief Financial Officer